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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 2, 1999
                                                           ------------


                                THE GEON COMPANY
                                ----------------
               (Exact name of registrant as specified in charter)



   Delaware                          1-11804                 34-1730488
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(State or other                    (Commission            (IRS Employer
jurisdiction of                    File Number)           Identification No.)
incorporation)


                    One Geon Center, Avon Lake, Ohio       44012
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             (Address of principal executive offices)     (Zip Code)


          Registrant's telephone number, including area code   440-930-1001
                                                               ------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


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Item 5.  Other Events
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The Geon Company and O'Sullivan Corporation jointly announced today an agreement by Geon to acquire O'Sullivan, a leading producer of engineered polymer films for the automotive and industrial markets. The two companies have signed a definitive merger agreement under which Geon will commence a cash tender offer to acquire all of the outstanding shares of O'Sullivan for $12.25 per share. The merger agreement has been unanimously approved by the boards of directors of both companies. In addition, members of the Bryant family who control more than 26 percent of the O'Sullivan shares have committed themselves to tender their shares to Geon as contemplated by the definitive agreement.

Item 7(c).  Financial Statements, Pro Forma Financial Information and Exhibits
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Exhibit 99.1 Press Release of June 2, 1999 announcing an agreement by Geon to acquire O'Sullivan Corporation.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE GEON COMPANY




                                                By   \s\ Gregory L. Rutman
                                                   -----------------------------
                                                Secretary



Dated June 2, 1999